Filed pursuant to Rule 424(b)(3)
Registration No. 333-298777

PROSPECTUS

USA RARE EARTH, INC.

Secondary offering of
126,476,950 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by the selling stockholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Stockholders”) of up to 126,476,950 shares (the “Resale Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of USA Rare Earth, Inc., a Delaware corporation (“us,” “we,” or the “Company”) that were issued to the Selling Stockholders pursuant to the Agreement and Plan of Merger, dated as of April 19, 2026, as amended on July 16, 2026 and September 3, 2026 (as may be further modified, amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Middlebury Merger Sub Ltd. (“Merger Sub”), SVRE Holdings Ltd. (“Serra Verde”) and Serra Verde Rare Earths Ltd. (the “Seller Representative”), solely in its capacity as the representative of the holders of ordinary shares, without par value, and Class A ordinary shares, without par value, of Serra Verde (collectively, “Serra Verde Shares”). Pursuant to the Merger Agreement, we acquired 100% of Serra Verde in exchange for $300 million in cash and 126,849,307 shares of Common Stock, including 372,357 shares of Common Stock withheld for tax purposes.

We are registering resale of the Resale Shares to satisfy certain registration rights we have granted to the Selling Stockholders pursuant to that certain registration rights agreement, dated September 3, 2026, by and between the Company and the Selling Stockholders (the “Registration Rights Agreement”). The Resale Shares are being registered to permit the Selling Stockholders to sell Resale Shares from time to time, in amounts, at prices and on terms determined at the time of offering. Our registration of the Resale Shares does not mean that the Selling Stockholders will offer or sell any of the Resale Shares. The Selling Stockholders may offer all or part of the Resale Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell the Resale Shares through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein.

In connection with any sales of Resale Shares offered hereunder, the Selling Stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are registering the Resale Shares for resale by the Selling Stockholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, distribution or other transfer.

53,150,925 Resale Shares are not subject to any contractual lock-up restrictions, 36,663,006 Resale Shares are subject to contractual lock-up restrictions that prohibit sales of such Resale Shares until December 2, 2026, subject to certain customary exceptions, and 36,663,019 Resale Shares are subject to contractual lock-up restrictions that prohibit sales of such Resale Shares until March 2, 2027, subject to certain customary exceptions (such contractual lock-up restrictions, the “Lock-ups”).

The Selling Stockholders acquired the Resale Shares covered by this prospectus at an implied price of $19.95 per share (the closing price per share as of April 17, 2026, the last trading day prior to the announcement of the Merger Agreement). By comparison, the closing price per share as of September 14, 2026 was $15.71 per share.

The Resale Shares offered for resale by the Selling Stockholders pursuant to this prospectus represent approximately 33.7% of our total issued and outstanding Common Stock. Subject to the Lock-ups, the Selling Stockholders will be able to sell all of their Resale Shares registered for resale hereunder for so long as the registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Shares being registered for potential resale by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders may or intend to sell all or a significant portion of such Resale Shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Resale Shares.

Our shares of Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “USAR”. On September 14, 2026, the closing price of our Common Stock was $15.71 per share.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and, as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves risks. You should carefully review the “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any offer and sale by the Selling Stockholders may be provided in a prospectus supplement.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus and any accompanying prospectus supplement we have prepared or authorized. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

This prospectus contains, or incorporates by reference, summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement of which this prospectus forms a part and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.usare.com/. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part but prior to the termination of all offerings covered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026.

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 10, 2026.

●	The information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026 that is responsive to Part III of Form 10-K.

●	Current Reports on Form 8-K filed with the SEC on January 26, 2026, January 29, 2026, February 3, 2026, March 5, 2026, March 12, 2026, April 20, 2026 (SEC Accession Number: 0001213900-26-045706), April 20, 2026 (SEC Accession Number: 0001213900-26-045339), April 23, 2026, May 13, 2026 (SEC Accession Number: 0001213900-26-055511), June 2, 2026, June 3, 2026, June 4, 2026, June 5, 2026, June 15, 2026, June 18, 2026, July 16, 2026, July 20, 2026, July 23, 2026, August 7, 2026, August 24, 2026, August 31, 2026, September 4, 2026 and September 15, 2026 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed).

●	The description of our Common Stock in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, and as may be further amended by any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. Any such request may be made in writing or by telephone at the following address or phone number:

USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK 74075
(813) 867-6155

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

MARKET AND INDUSTRY DATA

Information contained, or incorporated by reference, in this prospectus, and in any amendment or any prospectus supplement, concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein or therein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided, or incorporated by reference, in this prospectus, any amendment or any prospectus supplement, are subject to change based on various factors, including those described in the sections of this prospectus, any amendment, any prospectus supplement, and other documents that are incorporated by reference herein or therein entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” or similar headings.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement, are forward-looking statements, including statements regarding our future results of operations or financial condition, business strategies, and expectations for our business and industry. Forward-looking statements are not guarantees of performance. Although we believe these forward-looking statements are reasonable when made, we cannot assure you that we will achieve or realize these plans or expectations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “outlook,” “plan,” “potential,” “pursue,” “should,” “subject to,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

●	the expected benefits of the acquisition of Serra Verde including anticipated financial results and synergies, the integration of Serra Verde’s operations, projections regarding Serra Verde’s business and the combined company’s business, and the combined company’s ability to achieve positive cash flow;

●	expected benefits from our transactions with Carester SAS (“Carester”) and Texas Mineral Resources Corp. (“TMRC”);

●	development of our magnet production facility at Stillwater and our refined metals production facility at Blacksburg, South Carolina (the “Blacksburg Facility”), including the timing of expected production milestones and associated costs;

●	the ability to realize the benefits expected from the acquisition of Less Common Metals Ltd. (the “LCM Acquisition”);

●	the ability to satisfy the funding conditions of and to realize the anticipated benefits of the funding from the U.S. Department of Commerce (the “DOC”);

●	demand for magnets from our production facility once it is operational;

●	the opportunity, size and growth rates of the rare earth element (“REE”) market and market for related magnets;

●	access to and ability to process raw materials for magnet production, including through swarf processing and development of the Round Top Project, which consists of our operations and rights related to Round Top Mountain and the Round Top Mountain heavy rare earth element (“HREE”) metals deposit, including operations at our Wheat Ridge hydrometallurgical demonstration facility (“Round Top Project,” and together with the Stillwater Facility (as defined below), the Blacksburg Facility and our other planned facilities, our “Projects”);

●	development and results of the Round Top Project, including timing of key milestones and associated costs;

●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

●	our future financial performance;

●	the ability to retain or recruit key personnel;

●	the ability to comply with laws and regulations applicable to our business; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of their respective dates and our management team’s expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our management team’s views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to materially differ include, but are not limited to the risks below:

●	We may not realize the anticipated benefits of our proposed, current, and prior acquisitions and transactions, including the transactions with Serra Verde, Carester and TMRC, including expected synergies, financial performance, estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all.

●	We are subject to political, economic, regulatory, tax, currency and other risks associated with Serra Verde’s operations in Brazil and Switzerland that could adversely affect our business, results of operations and financial condition and interventions by the Brazilian government in the local economy could have a material adverse effect on our business, financial condition and results of operations.

●	We have assumed substantial indebtedness under Serra Verde’s finance agreement with the United States International Development Finance Corporation, which contains restrictive covenants and other requirements that could adversely affect our financial flexibility and operations.

●	Any uncertainty related to Serra Verde’s offtake agreements, for example if the offtake agreement entered into with US SIIE, LLC (the “counterparty”) is terminated for any reason or if the counterparty to such offtake agreement is unable to satisfy its obligations under the offtake agreement or lacks the financial resources necessary to perform its purchase obligations, including as a result of a failure to finalize definitive debt financing arrangements within the timeframes contemplated by the offtake agreement, Serra Verde may lose the significant commercial benefits provided by the offtake agreement and be forced to seek alternative buyers on less favorable terms, which could materially adversely affect our business, financial condition, results of operations and prospects.

●	Serra Verde’s offtake agreement with the counterparty contains covenants that may restrict our ability to take actions important to our business strategy and upon certain triggering events, the counterparty may exercise an option to purchase all of the equity interests in Merger Sub.

●	The transaction with Carester may not be consummated on its anticipated timeline or at all, and failure to complete the transaction could adversely affect our business, financial condition, and results of operations.

●	The issuance of the Resale Shares pursuant to the Merger Agreement diluted, and any future issuances of Common Stock may further dilute the voting power of our existing stockholders and their percentage interest in any future earnings of the Company.

●	The public resale by the Selling Stockholders of the Resale Shares, or the perception that such resales may occur, could have a negative effect on the trading price of the Common Stock.

●	Serra Verde faces physical climate risks, including extreme weather events and rising temperatures, that could disrupt operations at the Pela Ema mine and processing plant in Brazil and materially adversely affect our business and results of operations.

●	Our magnet manufacturing facility in Stillwater, Oklahoma (“Stillwater Facility”) has recently been commissioned and has commenced commercial production; however, we have not begun generating revenue from sintered neodymium-iron-boron (“NdFeB”) permanent magnets (also referred to as neo magnets), our planned Blacksburg Facility is in early-stage development, and we have a limited history in commercial magnet-making operations and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

●	The Round Top Project is at the exploration stage and we have not commenced construction or commission of the mine or related facilities, and the development of the Round Top Project into a producing mine is subject to a variety of risks which may cause the development of the Round Top Project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

●	Delays in the flowsheet optimization, debottlenecking, and Phase II expansion at Pela Ema could increase project costs and timelines, and materially adversely affect our business and results of operations.

●	We may experience time delays, unforeseen expenses, increased capital costs, and other complications in operating our business, which could delay the start of revenue-generating activities and increased revenues, and increase development costs. Supply chain disruptions and logistics constraints could delay product delivery and disrupt Serra Verde’s access to essential materials, materially adversely affecting our operations.

●	Until our Round Top Project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate our Stillwater Facility.

●	The production of neo magnets and manufacturing of strip-cast and alloy are capital-intensive and require the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production and manufacturing, it could negatively impact our business.

●	We will need to produce or manufacture our products to exacting specifications in order to provide customers with a consistently high-quality product. An inability to meet customer specifications would negatively impact our business.

●	We may be adversely affected by fluctuations in demand for, and prices of our products.

●	Fluctuations in rare earth market demand and prices, and limited demand for our products, could materially adversely affect our revenue and profitability.

●	Since our inception, we have generated negative operating cash flows and we may experience negative cash flow from operations in the future.

●	We may not be able to generate positive cashflow from our expected future business operations, and we may not achieve profitability.

●	We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

●	The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

●	An increase in the global supply of neo magnets or dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

●	We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

●	Geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China (“China”), the United States (“U.S.”) or other countries in which we operate or sell product or otherwise, may adversely affect our business.

●	Being designated on an export control list by China has had and is expected to continue to have an adverse impact on our ability to source key raw materials and supplies from China, which has impacted and is expected to continue to impact our business.

●	The amount of capital required for completion and build-out of our Projects may increase materially from our current estimates, and any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

●	Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

●	Diminished access to water may adversely affect our operations.

●	Differences between planned and actual recovery and yield rates could reduce our production volumes and revenues, and materially adversely affect our results of operations.

●	Changes in royalty rates or the imposition of new royalties at the federal, state, or municipal level in Brazil could reduce our cash flows and materially adversely affect our financial condition.

●	We are subject to certain agreements with government entities at the national or state level that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

●	We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

●	We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

●	Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

●	Our success depends on developing and maintaining relationships with local communities and stakeholders.

●	We are or may be subject to risks associated with acquisitions, strategic transactions and expansions.

●	We may fail to realize all of the anticipated benefits of the LCM Acquisition, including the anticipated acceleration of our mine-to-magnet strategy, on the anticipated timeline, or at all.

●	If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

●	We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

●	Our operations at our Projects and Serra Verde’s operations are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements or could limit or prevent our ability to continue our current operations or to undertake new operations, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

●	We will be required to obtain and maintain governmental permits and approvals to develop and operate the Projects and Serra Verde’s mining and processing operations, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for our existing or planned operations or any regulatory investigations or penalties may negatively impact our business.

●	Tariffs by the U.S., counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

●	We are exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims.

●	We are subject to the risks of war, terrorism, natural disasters or public health emergencies.

●	The funding from the DOC is expected to be funded in phases over time and is subject to our achieving milestones, and there can be no assurance that such milestones will be achieved on the expected timeline or at all, continued governmental support for the transactions remains subject to changes in laws, regulations, administrations and appropriations, the funding agreements contain extensive affirmative and negative covenants, domestic content and national security guardrail provisions and ongoing reporting obligations that restrict our operational and financial flexibility, defaults under the funding agreements could trigger cross-defaults across our financing arrangements, and the DOC’s equity interest in us as a result of the funding arrangement could limit our ability to pursue strategic transactions and may affect our relationships with customers, suppliers, partners and other counterparties.

●	The market price and trading volume of our Common Stock have been, and may continue to be, highly volatile, and could be subject to wide fluctuations in response to various factors, many of which are beyond our control.

●	The risks described in (i) Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and (ii) the other risks described in, or incorporated by reference into, this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent filings.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus and any applicable prospectus supplement, including the sections entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”), (iii) the consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, Brazil and the United Kingdom. Through our ownership of Less Common Metals, Ltd., one of the world’s leading producers of rare earth metals and alloys, our development of magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil and the Round Top deposit in Texas, we operate across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. We are establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors.

Acquisition of Serra Verde

On April 19, 2026, we entered into the Merger Agreement (as amended on July 16, 2026 and September 3, 2026) with Merger Sub, Serra Verde and the Seller Representative, providing for the merger of Serra Verde with and into Merger Sub, with Merger Sub surviving the merger as an indirect, wholly owned subsidiary of the Company (the “Merger”) subject to the terms and conditions contained therein.

On September 3, 2026, the parties closed the Merger, and the Merger became effective at the time when the Articles of Merger were registered by the Registrar of Corporate Affairs of the British Virgin Islands (the “Effective Time”). Pursuant to the Merger Agreement, the aggregate merger consideration (the “Merger Consideration”) consists of (i) an amount of cash equal to $300,000,000 and (ii) 126,849,307 shares of Common Stock, including 372,357 shares of Common Stock withheld for tax purposes. The Merger Consideration was payable to the Selling Stockholders, including, among others (a) the holders of Serra Verde Shares issued and outstanding immediately prior to the Effective Time, (b) the United States International Development Finance Corporation pursuant to the cancellation and conversion of its warrants to purchase Serra Verde Shares, (c) OMF Fund III (F) Ltd., (d) certain Selling Stockholders pursuant to the exercise of their warrants to purchase Serra Verde Shares and (e) certain current and former employees and consultants of Serra Verde and its subsidiaries.

As a result of our acquisition of Serra Verde, we own the Pela Ema rare earth mine and processing plant in Goiás, Brazil. The Pela Ema mine is the only producer outside Asia capable of supplying all four magnetic rare earth elements at scale — neodymium, praseodymium, dysprosium and terbium — together with other vital rare earth elements such as yttrium. You can find more information on Serra Verde, by reading the filings that we have made with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We granted registration rights to the Selling Stockholders pursuant to the Registration Rights Agreement and are registering the Resale Shares to satisfy those registration rights.

Financing Arrangement with U.S. Department of Commerce

On January 26, 2026, we entered into a letter of intent with the DOC setting forth the principal terms on which we expected to enter into a long-term financing package with the DOC to support the development of our domestic rare earth and magnet supply chain, including the Round Top Project and our Stillwater magnet manufacturing facility. On June 3, 2026, we entered into (i) a Direct Funding Agreement (the “Direct Funding Agreement”), by and among the Company, as the recipient, certain subsidiaries of the Company, as guarantors, and the DOC, providing for direct funding awards with a maximum award amount of $277.0 million, and (ii) a Loan Guarantee Agreement (the “Loan Guarantee Agreement”), by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, and the DOC, pursuant to which the DOC has agreed to guarantee our repayment of advances in an aggregate principal amount of up to $1.3 billion made by the Federal Financing Bank pursuant to a note purchase agreement to be entered into among us, the Federal Financing Bank and the Secretary of Commerce (collectively, the “Parent Loan Agreement”). Concurrently with the execution of the Direct Funding Agreement and the Loan Guarantee Agreement, we entered into a Securities Issuance Agreement with the DOC (the “Securities Issuance Agreement”) and issued to the DOC 16,132,790 shares of Common Stock and a warrant to purchase 17,600,584 shares of Common Stock at an exercise price of $17.17 per share. For additional information regarding the Parent Loan Agreement, see our Current Report on Form 8-K filed with the SEC on June 3, 2026, which is incorporated by reference into this prospectus.

We granted registration rights to the DOC pursuant to the Securities Issuance Agreement and will register the resale of the shares of Common Stock held by or issuable to the DOC to satisfy those registration rights.

Corporate Information

We are incorporated in the state of Delaware and our principal executive office is located at 100 W Airport Road, Stillwater, Oklahoma. Our telephone number is (813) 867-6155. Our website address is https://www.usare.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	USA Rare Earth, Inc.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Stockholders	Up to 126,476,950 shares of Common Stock.

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of any shares of Common Stock.

Use of Proceeds	All of the shares of Common Stock offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Common Stock Outstanding	375,076,567 shares of Common Stock as of September 14, 2026

Risk factors	You should carefully read the “Risk Factors” beginning on page 3 and the other information included, or incorporated by reference, in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol	“USAR”

The number of shares of Common Stock set forth above is as of September 14, 2026 and excludes:

●	2,503,891 shares of Common Stock underlying 1,224,351 shares of 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share with the conversion price of $7.00 taking into account accrued and unpaid payment-in-kind dividends through September 14, 2026;

●	2,407,948 shares of Common Stock underlying certain outstanding warrants with an exercise price of $7.00 per share;

●	3,814,030 shares of Common Stock underlying unvested equity compensation awards under our equity incentive plan;

●	8,504,585 shares of Common Stock reserved for issuance pursuant to equity compensation awards under our equity incentive plan;

●	1,398,623 shares of Common Stock underlying unvested equity compensation awards under Serra Verde’s equity incentive plan assumed in the Merger;

●	4,475,653 shares of Common Stock reserved for issuance pursuant to equity compensation awards under Serra Verde’s equity incentive plan which was assumed in the Merger; and

●	17,600,584 shares of Common Stock underlying the warrant issued to the DOC pursuant to the Securities Issuance Agreement.

Except as otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of any outstanding warrants discussed above after September 14, 2026; and

●	no conversion of any securities of the Company into Common Stock after September 14, 2026.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any accompanying prospectus supplement involves risks. Before deciding whether to invest in our securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in, or incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

Risks Related to this Offering

Sales, or the perception of sales, of Resale Shares by the Selling Stockholders could cause the market price for our Common Stock to decline.

The sale of substantial amounts of Resale Shares by the Selling Stockholders, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Subject to the Lock-ups, once the registration statement of which this prospectus forms a part has been declared effective, the Selling Stockholders can sell up to 126,476,950 shares of Common Stock, constituting approximately 33.7% of our total issued and outstanding Common Stock. The sale of all or a portion of the Resale Shares being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders from time to time of an aggregate of 126,476,950 shares of our Common Stock.

On September 3, 2026, pursuant to the Merger Agreement, we issued 126,476,950 Resale Shares (net of 372,357 shares of Common Stock withheld for tax purposes) to the Selling Stockholders as partial consideration in connection with the acquisition of Serra Verde in a transaction not subject to the registration requirements of the Securities Act. We are registering resale of the Resale Shares to satisfy certain registration rights we have granted to the Selling Stockholders pursuant to the Registration Rights Agreement.

The Selling Stockholders may offer and sell, from time to time, any or all of the Resale Shares being offered for resale by this prospectus. A Selling Stockholder may sell all, some or none of its Resale Shares in this offering.

In this prospectus, the term “Selling Stockholders” includes (i) the individuals and entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Shares covered by this prospectus after the date of this prospectus from the named Selling Stockholders as a gift, pledge, distribution or other non-sale related transfer.

The sale or possibility of sale of shares of Common Stock, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Common Stock price or putting significant downward pressure on the price of our Common Stock. The Resale Shares being offered for resale by the Selling Stockholders pursuant to this prospectus represent approximately 33.7% of our total issued and outstanding Common Stock. The Selling Stockholders acquired the Resale Shares covered by this prospectus at an implied price of $19.95 per share (the closing price per share as of April 17, 2026, the last trading day prior to the announcement of the Merger Agreement). By comparison, the closing price per share as of September 3, 2026 was $17.69 per share.

53,150,925 Resale Shares are not subject to any contractual lock-up restrictions, 36,663,006 Resale Shares are subject to contractual lock-up restrictions that prohibit sales of such Resale Shares until December 2, 2026, subject to certain customary exceptions, and 36,663,019 Resale Shares are subject to contractual lock-up restrictions that prohibit sales of such Resale Shares until March 2, 2027, subject to certain customary exceptions.

The table below sets forth the names of the Selling Stockholders for which we are registering Resale Shares for resale to the public, and the number of shares of the Common Stock that each Selling Stockholder may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or sell. Unless otherwise noted, the information set forth below is as of September 3, 2026.

Because each Selling Stockholder may dispose of all, none or some portion of their Resale Shares, no estimate can be given as to the number of Resale Shares that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Shares covered by this prospectus will be beneficially owned by the Selling Stockholders and have further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares of our Common Stock during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these Resale Shares.

Name	Common Stock Beneficially Owned Prior to Offering	Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of all Common Stock Offered Hereby
VB (Rare Earths) Limited(1)	29,544,227	29,544,227	—
EMG Fund V SVRE Holdings, LLC(2)	29,223,081	29,223,081	—
Serra Verde Rare Earths Ltd.(3)	46,809,526	46,809,526	—
MVB Investment Holdings LLC(4)	46,962,166	152,640	—
United States International Development Finance Corporation(5)	15,221,917	15,221,917	—
OMF Fund III (F) LTD(6)	1,220,020	1,220,020	—
Thrasyvoulos Moraitis(7)	2,080,059	2,080,059	—
Other Selling Stockholders(8)	2,225,480	2,225,480	—

(1)	Reflects Common Stock held directly by VB (Rare Earths) Limited (“VBRE”). Vision Blue Resources Limited (“VBRL”) owns, directly, or indirectly, substantially all of the issued and outstanding capital stock of VBRE. Voting and dispositive power over securities beneficially owned by VBRL are vested in a board of directors consisting of five directors, including Sir Mick Davis, who is a member of our board of directors following his appointment pursuant to the Merger Agreement and who served as chairman of Serra Verde prior to the Merger. Under the “rule of three,” none of the five directors of VBRL are deemed to be beneficial owners of the Common Stock held by VBRE. VBRE will have the right to designate one individual for appointment to our board for so long as it and its controlled affiliates own at least 5% of the outstanding shares of Common Stock.
(2)	Reflects Common Stock held directly by EMG Fund V SVRE Holdings, LLC. The Energy & Minerals Group Fund V, LP, EMG Fund V Offshore, LP, The Energy & Minerals Group Fund V Accordion, LP and EMG Fund V Accordion Offshore, LP own, directly, or indirectly, 100% of the membership interests in EMG Fund V SVRE Holdings, LLC. John T. Raymond, the 100% owner of the general partner of the general partner of each of The Energy & Minerals Group Fund V, LP, EMG Fund V Offshore, LP, The Energy & Minerals Group Fund V Accordion, LP and EMG Fund V Accordion Offshore, LP has sole voting and dispositive power with respect to the Common Stock held by EMG Fund V SVRE Holdings, LLC. Mr. Raymond disclaims beneficial ownership of the Common Stock held by EMG Fund V SVRE Holdings, LLC except to the extent of his pecuniary interest therein.
(3)	Reflects Common Stock held directly by Serra Verde Rare Earths Ltd, which is majority owned by MVB Investment Holdings LLC, whose sole owner is Pembroke Resources II Holdings (Cayman) LLC, whose sole owner is Denham Mining Fund LP. The general partner of Denham Mining Fund LP is Denham Mining GP LP, whose general partner is Denham Mining GP LLC. Each Stuart D. Porter, Carl J. Tricoli, a director of Serra Verde until the closing of the Merger, and Robert G. Still, a director of Serra Verde until the closing of the Merger, is a Manager and director of Denham Mining GP LLC, but, in reliance on the “rule of three”, each disclaims beneficial ownership over the shares of Common Stock held directly by Serra Verde Rare Earths Ltd. The business address of each of the foregoing persons is c/o Denham Capital Management LP, 185 Dartmouth Street, 7th Floor, Boston, MA 02116.
(4)	Common Stock Beneficially Owned Prior to Offering consists of (i) 46,809,526 shares of Common Stock held directly by Serra Verde Rare Earths Ltd. and (ii) 152,640 shares of Common Stock held directly by MVB Investment Holdings LLC. Common Stock Registered Hereby consists of the 152,640 shares of Common Stock held directly by MVB Investment Holdings LLC. Serra Verde Rare Earths Ltd. is majority owned by MVB Investment Holdings LLC, whose sole owner is Pembroke Resources II Holdings (Cayman) LLC, whose sole owner is Denham Mining Fund LP. The general partner of Denham Mining Fund LP is Denham Mining GP LP, whose general partner is Denham Mining GP LLC. Each Stuart D. Porter, Carl J. Tricoli, a director of Serra Verde until the closing of the Merger, and Robert G. Still, a director of Serra Verde until the closing of the Merger, is a Manager and director of Denham Mining GP LLC, but, in reliance on the "rule of three", each disclaims beneficial ownership over the shares of Common Stock held directly by Serra Verde Rare Earths Ltd. The business address of each of the foregoing persons is c/o Denham Capital Management LP, 185 Dartmouth Street, 7th Floor, Boston, MA 02116.
(5)	The business address of United States International Development Finance Corporation is 1100 New York Avenue, N.W., Washington, D.C. 20527. United States International Development Finance Corporation is a lender to Serra Verde (now Merger Sub) and has the right to appoint a director to the board of directors of Merger Sub and an observer to attend all meetings of the board of directors of Merger Sub.
(6)	Oskar Lewnowski holds ultimate control of the general partner of Orion Mine Finance Fund III LP, which is the sole shareholder of OMF Fund III (F) Ltd. The address of the foregoing persons is 75 Stuyvesant Ave, Rye, NY 10580. OMF Fund III (F) Ltd. and a related entity, OMF Fund III (CR) Ltd. are royalty holders in respect of all products extracted and recovered from the Serra Verde rare earths projects located in Brazil pursuant to royalty agreements with Serra Verde (now Merger Sub).
(7)	Thrasyvoulos Moraitis has served as CEO and director of Serra Verde (now Merger Sub) since January 2023, and as a member of our board of directors following his appointment pursuant to the Merger Agreement. In connection with the closing of the Merger, Mr. Moraitis assumed the function and responsibility of President of the Company through October 1, 2026 and he will become our CEO effective October 1, 2026. The business address of Mr. Moraitis is 100 W. Airport Road, Stillwater, OK 74075.
(8)	Other Selling Stockholders include those entities and individuals which beneficially own, in aggregate, less than 1% of Common Stock prior to the Offering, and who are current or former officers, directors, employees, consultants or service providers of or to Serra Verde (now Merger Sub) and/or its subsidiaries. Other Selling Stockholders include: Risk Academy Ltd., ByrneIT Ltd., Enemco GmbH, Juan Manuel Pastor Piccardo, Ricardo Grossi Neves (director of Merger Sub and president and director of Serra Verde Pesquisa e Mineração), Júlio César de Magela Tôrres (a director of Serra Verde Pesquisa e Mineração), Pedro Paulo Burnier De Souza, Jonathas Aparecido Alves Pinto, Joselito Dasio Da Silva, Andre Fonseca Silveira, Vera Livia Souza Da Rocha, Daniel Siuves Goncalves Moreira, Pedro Henrique Silva Da Rocha, Hellen Cristine Da Silva Matos, Rafael Augusto Freitas Levy, Henrique Savaget Chaves Silva, José Evandro Zamonaro, Herta Rodrigues Torres, Ary Dos Santos Masiero, Edésio Barbosa de Sousa, João Vitor Emrich Rossi Ribeiro, Rebecca Coffelt Hilbert, Hitallo Augusto Peixoto Dos Santos Rocha, Kilder Bernardes Pereira, Ricardo Jose Dias Da Silva, Juliana Cristina Maximiliano Theodoro Almeida, Carlos Eduardo Medeiros Mendes, Michaella Almeida de Oliveira Guimaraes, Leandro De Oliveira Schalch, Daniel Marques Ribeiro, Leonardo Retchill Chagas Garcia, Hugo Jacinto Lopes, Bruno Mauro de Oliveira Ataíde, Carlos Murilo Da Silva Filho, José Antonio Miguel Rodrigues, Gerson Celestino de Araújo, Pablo Henrique Azenha Freitas, Joe Norville, a director of Serra Verde prior to the closing of the Merger, and Ian Pearce, Scott Lewis (Chief Financial Officer of Serra Verde (now Merger Sub) and director of Merger Sub), David Ovejero Cienfuegos, Natascha Bircher and Kevin Thomas-McPhee (Group General Counsel of Serra Verde (now Merger Sub)).

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Common Stock or interests in our Common Stock on any stock exchange, market, or trading facility on which shares of our Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their Common Stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers who may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share; or

●	in any combination of the above or by any other legally available means.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors-in-interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of our Common Stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of our Common Stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell shares of our Common Stock by other means not described in this prospectus, including in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to indemnify the Selling Stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Stockholders will pay any underwriting discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The Selling Stockholders and any other person participating in the distribution of shares of our Common Stock will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Stockholders and any other relevant person of any of the common stock. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed. All of the above may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of USA Rare Earth, Inc. as of December 31, 2025 and 2024 and for each of the years then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C. (formerly HORNE LLP), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of SVRE Holdings Ltd. incorporated in this Prospectus by reference to USA Rare Earth, Inc.’s Current Report on Form 8-K dated May 13, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., independent auditors, given on the authority of said firm as experts in auditing and accounting.

USA RARE EARTH, INC.

Secondary offering of

126,476,950 SHARES OF COMMON STOCK

PROSPECTUS

September 15, 2026